SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D.C.  20549

                         FORM  8-K/A
                        CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                     October, 25 1996



                   FOODARAMA SUPERMARKETS, INC.
        (Exact name of registrant as specified in charter)



   New Jersey              1-5745               21-0717108
(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           file number)  Identification No.)



Building 6, Suite 1, 922 Highway 33,  Freehold,  New Jersey 07728
 (Address of principal executive offices)              (Zip code)



Registrant's telephone number, including area code:(908) 462-4700

   Item 4. Changes in Registrant's Certifying Accountant.


On October 25, 1996, Amper, Politziner and Mattia was appointed to serve as the independent public accountants for Foodarama Supermarkets, Inc. (the "Company") for the fiscal year ending November 2, 1996. Deloitte & Touche, LLP ("Deloitte") had served as the Company's independent public accountants for the two (2) fiscal years ended October 28, 1995 and until Deloitte's dismissal on October 25, 1996. The decision to dismiss Deloitte and appoint Amper, Politziner and Mattia was approved by the Company's Audit Committee and Board of Directors.

In connection with the audits of the two (2) fiscal years ended October 28, 1995, and the subsequent interim period through October 25, 1996, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Deloitte's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The Foodarama audit reports issued by Deloitte contained no adverse opinions or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Accompanying this current report on Form 8-K/A is an acknowledgment letter from Deloitte.

                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             FOODARAMA SUPERMARKETS, INC.



                             By: /S/ Michael Shapiro
                                 Michael Shapiro
                                 Senior Vice President


Date: December 4, 1996
exhibit


                           DELOITTE &
                            TOUCHE LLP
            Two Hilton Court                      Telephone:  (201)683-7000
            P. O. Box 319                         Facsimile: (201) 683-7459
            Parsippany, New Jersey 07054-0319




        December 2, 1996


        Securities and Exchange Commission
        Mail Stop 9-5
        450 5th Street, N.W.
        Washington, D.C. 20549



        Dear Sirs/Madams:

        We have read and agree with the comments in Item 4 of Form 8-K/A of Foodarama Supermarkets, Inc. dated October 25, 1996.


        Yours truly,


        By:    /S/  Deloitte & Touche LLP










          Deloitte Touche
          Tohmatsu
          International